                                   EXHIBIT 11

CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 AND 1997

------------------------------------------------------------------------------------------------------------------
                                                          TWELVE MONTHS                           TWELVE MONTHS
                                                        ENDED DECEMBER 31,                      ENDED DECEMBER 31,
                                                              1998                                    1997
------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING............................................8,949,000                              6,096,000
WEIGHTED AVERAGE SHARES OUTSTANDING...........................8,949,000                              6,000,000
NET INCOME (LOSS)............................................($1,105,252)                            $ 792,098
PREFERRED DIVIDENDS                                          ------------                            (167,700)
                                                           ----------------                         -----------
TOTAL NET INCOME (LOSS) AVAILABLE
 FOR COMMON STOCKHOLDERS'                                   $ (1,105,252)                            $ 592,068
                                                            =============                            =========
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
EARNINGS (LOSS) PER SHARE                                         $(0.14)                                $0.10
                                                                  ------                                 -----



                                   EXHIBIT 11

CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED DECEMBER 31, 1998 AND 1997



------------------------------------------------------------------------------------------------------------------
                                                             THREE MONTHS                         THREE MONTHS
                                                           ENDED DECEMBER 31,                   ENDED DECEMBER 31,
                                                                 1998                                 1997
------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING............................................8,949,000                              7,546,000
WEIGHTED AVERAGE SHARES OUTSTANDING...........................8,949,000                              7,546,000
NET INCOME (LOSS).............................................$ (461,224)                            $(66,163)
                                                                 =======
PREFERRED DIVIDENDS                                         --------------                            (201,980)
                                                           ----------------                          -----------
TOTAL NET INCOME (LOSS) AVAILABLE
 FOR COMMON STOCKHOLDERS'                                     $ (461,224)                           $ (268,143)
                                                              ===========                           ===========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
           EARNINGS (LOSS) PER SHARE                              $(0.05)                               $(0.04)
                                                                  -------                               -------